Exhibit 99.3

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt about what action to take, we recommend that you immediately consult your stockbroker, bank manager, lawyer, accountant or other professional or investment advisor.

This document should be read in conjunction with the prospectus dated October 7, 2016, and any amendments or supplements thereto, which collectively constitute the “Prospectus.” The definitions used in the Prospectus apply in this letter of transmittal (this “Letter of Transmittal”). All terms and conditions contained in the Prospectus applicable to PESA ADSs are deemed to be incorporated in and form part of this Letter of Transmittal.

LETTER OF TRANSMITTAL

To transmit outstanding American Depositary Shares (“PESA ADSs”)
that may be evidenced by American Depositary Receipts (“PESA ADRs”), each PESA ADS representing 10 Class B Shares (“PESA Shares”)

of

Petrobras Argentina S.A. (“Petrobras Argentina”)

for

American Depositary Shares (“Pampa ADSs”)

that may be evidenced by American Depositary Receipts,
each Pampa ADS representing 25 Common Shares

of

Pampa Energía S.A. (“Pampa”)

THIS U.S. EXCHANGE OFFER CAN BE ACCEPTED BY HOLDERS OF PESA ADSs TENDERING THROUGH THE BANK OF NEW YORK MELLON, AS ADS EXCHANGE AGENT, UNTIL 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 14, 2016, UNLESS THE U.S. EXCHANGE OFFER IS EXTENDED OR EARLIER TERMINATED.

The U.S. Exchange Offer is subject to certain Conditions described in “The Offers—Conditions of the U.S. Offers” in the Prospectus.

☐           PRORATION ROLL-OVER:  CHECK HERE IF YOU CHECK THE BOX UNDER SPECIAL INSTRUCTION 4 BELOW TO TENDER IN THE U.S. CASH TENDER OFFER (FOR U.S. HOLDERS) OR THE ARGENTINE CASH TENDER OFFER (FOR NON-U.S. HOLDERS) THE PESA SHARES UNDERLYING THE PESA ADSs THAT ARE TENDERED BUT NOT ACCEPTED DUE TO PRORATION IN THE U.S. EXCHANGE OFFER.

☐           TAX COST CERTIFICATE:  CHECK HERE IF YOU ARE SUBMITTING A TAX COST CERTIFICATE.  The Tax Cost Certificate must be received by the Information Agent no later than five business days prior to the Expiration Date.

☐           Argentine tax resident:  CHECK HERE IF YOU check either box under special instruction 5 below indicating that you are an argentine RESIDENT individual or AND argentine resident ENTITy for argentine tax purposes.

THE ADS EXCHANGE AGENT FOR THE OFFER:
THE BANK OF NEW YORK MELLON

By Registered, Certified or Express Mail:	By Overnight Courier:
The Bank of New York Mellon c/o Voluntary Corporate Actions – Suite V P.O. Box 43031 Providence, Rhode Island 02940-3031	The Bank of New York Mellon c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. Delivery of this Letter of Transmittal to Petrobras Argentina or to The Depository Trust Company (“DTC”), the book-entry transfer facility for PESA ADSs, will not constitute valid delivery to the ADS Exchange Agent. The instructions accompanying this Letter of Transmittal should be read carefully before the Letter of Transmittal is completed. You must sign this Letter of Transmittal in the appropriate space provided and complete IRS Form W-9, W-8BEN or other applicable form, as appropriate. See Instruction 12 of this Letter of Transmittal.

THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TRANSMITTING PESA ADSs. DO NOT USE THIS LETTER OF TRANSMITTAL FOR TENDERING PESA SHARES HELD DIRECTLY.

PESA ADSs (whether or not held by U.S. Persons) may only be tendered in the U.S. Exchange Offer. The PESA ADSs may not be tendered in the U.S. Cash Tender Offer or the Argentine cash tender offer. The method of delivery of PESA ADSs, the Letter of Transmittal and all other required documents is at the option and risk of the tendering PESA ADS holder. PESA ADSs will be deemed delivered only when actually received by the ADS Exchange Agent. If delivery is by mail, registered mail (with return receipt requested) and proper insurance, is recommended. Delivery should be effected as soon as possible but no later than the Expiration Time on the Expiration Date, unless the U.S. Exchange Offer is extended or earlier terminated.

For a holder of PESA ADSs to tender PESA ADSs validly pursuant to the U.S. Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a copy thereof), together with any required signature guarantees, or an Agent’s Message (as defined in Instruction 2 herein) in connection with a book-entry delivery of PESA ADSs, and any other required documents, must be received by the ADS Exchange Agent at one of its addresses set forth above, and, if applicable, PESA ADRs evidencing such PESA ADSs must be received by the ADS Exchange Agent at one of such addresses set forth above, or the PESA ADSs must be delivered pursuant to the procedures for book-entry transfer set forth below (and a confirmation of receipt of such transfer received by the ADS Exchange Agent) on or prior to the Expiration Time on the Expiration Date, unless the U.S. Exchange Offer is extended or earlier terminated.

A duly completed Letter of Transmittal accompanied by PESA ADRs evidencing PESA ADSs, if applicable, or an Agent’s Message (as defined in Instruction 2 herein) accompanied by confirmation of a book-entry transfer of PESA ADSs through DTC, and other required documents delivered to the ADS Exchange Agent by a holder of PESA ADSs will be deemed (without any further action by the ADS Exchange Agent) to constitute acceptance by such holder of the U.S. Exchange Offer with respect to the PESA Shares represented by such PESA ADSs, upon the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal. The acceptance of the U.S. Exchange Offer by a tendering PESA ADS holder pursuant to procedures described in “The Offers—Procedures for Participating in the U.S. Offers—Holders of PESA ADSs” in the Prospectus will constitute a binding agreement between such tendering PESA ADS holder and Pampa upon the terms of the U.S. Exchange Offer. If a PESA ADS has been tendered by a PESA ADS holder, the PESA Shares represented by such PESA ADS may not be tendered by such PESA ADS holder in the U.S. Cash Tender Offer or the Argentine Offers.

As an alternative to tendering the PESA ADSs through the ADS Exchange Agent, a PESA ADS holder may also surrender its PESA ADSs to JPMorgan Chase Bank N.A., as PESA Depositary, withdraw the PESA Shares underlying the PESA ADSs from the PESA ADS program and participate directly in the Argentine Offer or the U.S. Offers as a holder of PESA Shares as described in “The Offers—Procedures for Participating in the U.S. Offers—Holders of PESA Shares” in the Prospectus. PESA ADS holders electing to participate directly in the Offers as holders of PESA Shares should allow sufficient time to take all necessary steps and make all required arrangements described in “The Offers—Procedures for Participating in the U.S. Offers—Holders of PESA Shares” in the Prospectus.

If, pursuant to the U.S. Exchange Offer, holders of PESA ADSs tender for exchange an aggregate amount of PESA ADSs that, based on the Offer Share Consideration (without taking any applicable withholding taxes into account), would result in the delivery to holders of PESA ADSs of more than the Maximum Aggregate Pampa Security Issuance, Pampa will carry out a proration among holders of PESA ADSs that participate in the U.S. Exchange Offer in accordance with the proration procedures described in “The Offers—Fractional Entitlements and Proration.” When tendering in the U.S. Exchange Offer, holders of PESA

ADSs may elect to participate in the U.S. Cash Tender Offer (for U.S. holders) or the Argentine cash tender offer (for non-U.S. holders) with any PESA ADSs that are not accepted in the U.S. Exchange offer due to proration by following the same procedures as holders of PESA Shares participating in the U.S. Cash Tender Offer or the Argentine cash tender offer, as applicable, as described in “The Offers—Procedures for Participating in the U.S. Offers—Holders of PESA Shares” (for U.S. holders) and the offer documentation being used in the Argentine Offer (for non-U.S. holders) (except that such holders will not deliver any PESA Shares directly to SBS Trading S.A., as Argentine Receiving Agent (the “Argentine Receiving Agent”)).

Pursuant to Argentine law, Pampa is required to withhold 13.5% of the Offer Share Consideration deliverable to any tendering holder of PESA ADSs not domiciled in Argentina for Argentine tax purposes in respect of Argentine income tax on the capital gains derived from the disposition of the PESA ADSs, unless the tendering holder provides a valid Tax Cost Certificate in the form of either (i) Exhibit 1 attached hereto, in the case of individual holders, or (ii) Exhibit 2 attached hereto, in the case of holders that are legal entities, in which case Pampa is required to withhold 15% of the Net Gain, if any, of such tendering holder.

If you choose to deliver a Tax Cost Certificate to Pampa, such certificate must be (i) received by the Information Agent no later than five business days prior to the Expiration Date; (ii) prepared by a registered accountant in the jurisdiction where you are domiciled; (iii) certified by a certified public accounting firm; (iv) notarized and apostilled (or authenticated by a consulate in the case an apostille is not available); and (v) prepared in accordance with Argentine tax regulations, as described therein.

In the event of an inconsistency between the terms and procedures set forth in this Letter of Transmittal and the Prospectus, the terms and procedures set forth in the Prospectus shall govern. Please contact Georgeson LLC, the Information Agent for the U.S. Offers, at +1‑888‑293‑6812 (U.S. toll-free) or +1‑781‑575‑2137 (international), or via e‑mail at PetrobrasArgentina@georgeson.com.

BOX 1: DESCRIPTION OF PESA ADSs TO BE TENDERED
PESA ADSs to be tendered (attach additional list if necessary)(1)
Name(s) and address(es) of registered holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on PESA ADRs) or on the PESA Depositary’s records	PESA ADR Serial Number(s)	Total Number of PESA ADSs Evidenced by PESA ADRs	Number of PESA ADSs To Be Tendered

Total PESA ADSs

(1) Unless otherwise indicated, it will be assumed that all PESA ADSs delivered to the ADS Exchange Agent are being tendered. See Instruction 4. You must complete Box 5 in accordance with the instructions set forth therein and, if appropriate, Boxes 2 and 3.

☐           CHECK HERE IF ANY PESA ADRs EVIDENCING PESA ADSs THAT YOU OWN HAVE BEEN LOST, DESTROYED, MUTILATED OR STOLEN (SEE INSTRUCTION 11). IF ANY PESA ADRs HAVE BEEN LOST, DESTROYED, MUTILATED OR STOLEN, PLEASE FILL OUT THE REMAINDER OF THIS LETTER OF TRANSMITTAL AND INDICATE HERE THE NUMBER OF PESA ADSs REPRESENTED BY THE LOST, DESTROYED, MUTILATED OR STOLEN PESA ADRs.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To: The Bank of New York Mellon, as ADS Exchange Agent:

The undersigned hereby instructs the ADS Exchange Agent to tender the above-described PESA ADSs in the U.S. Exchange Offer, upon the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal. The undersigned hereby acknowledges that delivery of this Letter of Transmittal, the PESA ADRs and any other required documents delivered to the ADS Exchange Agent in connection herewith will be deemed (without any further action by the ADS Exchange Agent) to constitute acceptance of the U.S. Exchange Offer by the undersigned with respect to PESA Shares represented by the above-described PESA ADSs, subject to withdrawal rights described in “The Offers—Withdrawal Rights” in the Prospectus and the terms and conditions set forth in this Letter of Transmittal. See Instruction 13 of this Letter of Transmittal.

The undersigned understands that acceptance of the U.S. Exchange Offer by the undersigned pursuant to the procedures described herein and in the instructions hereto will constitute a binding agreement between the undersigned and Pampa upon the terms and subject to the conditions set forth in the Prospectus.

If applicable, the undersigned hereby delivers to the ADS Exchange Agent the PESA ADRs evidencing the above-described PESA ADSs for tender of such PESA ADSs, in accordance with the terms and conditions set forth in the Prospectus and this Letter of Transmittal.

Upon the terms and conditions set forth in the Prospectus (including, if the U.S. Exchange Offer is extended or amended, the terms and conditions of any such extensions or amendments) and to the extent permitted under applicable law, subject to and effective upon the acceptance of the PESA ADSs validly tendered herewith in accordance with the terms and conditions set forth in the Prospectus, the undersigned hereby sells, assigns and transfers to, or upon the order of, Pampa all right, title and interest in and to all the PESA ADSs being tendered hereby. In addition, the undersigned irrevocably constitutes and appoints the ADS Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the PESA ADSs and the PESA Shares represented by such PESA ADSs, with full power of substitution (such power of attorney being deemed an irrevocable power coupled with an interest), to (a) deliver the PESA ADSs representing PESA Shares or transfer the ownership of such PESA ADSs with all accompanying evidences of transfer and authenticity to, or upon the order of, Pampa, and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of the PESA ADSs representing PESA Shares, all in accordance with the terms set forth in the Prospectus.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the PESA ADSs tendered hereby and that when the PESA ADSs are accepted by Pampa, Pampa will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, together with all rights now or hereafter attaching to them, including voting rights and all dividends, other distributions and payments hereafter declared, made or paid, and the PESA Shares will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the ADS Exchange Agent or Pampa to be necessary or desirable to complete the sale, assignment and transfer of the PESA ADSs tendered hereby.

The undersigned agrees to ratify each and every act or action that may be done or effected by any director of, or other person nominated by, Pampa or its agent, as the case may be, in the exercise of any of his or her powers and/or authorities hereunder. The undersigned undertakes, represents and warrants that if any provision of this Letter of Transmittal shall be unenforceable or invalid or shall not operate so as to afford Pampa or the ADS Exchange Agent or their respective agents the benefit of the authority expressed to be given in this Letter of Transmittal, the undersigned shall, with all practicable speed, do all such acts and actions and execute all such documents as may be required to enable Pampa or the ADS Exchange Agent to secure the full benefits of this Letter of Transmittal.

All authority herein conferred or agreed to be conferred and all undertakings, representations and warranties given pursuant to this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender is irrevocable, subject to the withdrawal rights described in “The Offers—Withdrawal Rights” in the Prospectus.

Unless otherwise indicated herein in Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions,” the undersigned hereby instructs the ADS Exchange Agent to cause the transfer of Pampa ADSs representing the Offer Share Consideration for the PESA Shares represented by PESA ADSs accepted in the U.S. Exchange Offer, net of applicable Argentine withholding taxes, upon the terms and subject to the conditions set forth in the Prospectus, to be registered in the name(s) of the registered holder(s) appearing herein in Box 1: “Description of PESA ADSs Representing PESA Shares To Be Tendered.”

In the event that Box 2: “Special Issuance Instructions” is completed, the undersigned hereby instructs the ADS Exchange Agent to cause the transfer of Pampa ADSs representing the Offer Share Consideration for the PESA Shares represented by PESA ADSs accepted in the U.S. Exchange Offer, net of applicable Argentine withholding taxes, upon the terms and subject to the conditions set forth in the Prospectus, to be registered, and confirmation of that registration to be mailed to the address so indicated.

In the event that Box 3: “Special Delivery Instructions” is completed, the undersigned hereby instructs the ADS Exchange Agent to cause the confirmation of the registration of Pampa ADSs representing the Offer Share Consideration, net of applicable Argentine withholding taxes, upon the terms and subject to the conditions set forth in the Prospectus, to the name and address indicated.

In the event that Box 4: “Special Instructions for PESA ADSs not Accepted Because of Proration” is completed, the undersigned hereby instructs the ADS Exchange Agent to:

(i)    surrender to the PESA Depositary any PESA ADSs validly tendered but not accepted in the U.S. Exchange Offer, and

(ii)  withdraw from the PESA ADS program the PESA Shares underlying those PESA ADSs, and instruct the PESA Depositary to deliver such PESA Shares to the Argentine Receiving Agent to be tendered pursuant to the U.S. Cash Tender Offer or the Argentine cash tender offer, as applicable.

The undersigned recognizes that the ADS Exchange Agent will not transfer any PESA ADSs from the name of the registered holder thereof if Pampa does not accept any of the PESA Shares represented by PESA ADSs so tendered.

The terms and conditions contained in the Prospectus, as from time to time supplemented or amended, shall be deemed to be incorporated in, and form part of, this Letter of Transmittal, which shall be read and construed accordingly. This Letter of Transmittal shall not be considered complete and valid, and delivery of the consideration pursuant to the Prospectus shall not be made, until the PESA ADSs representing the PESA Shares being tendered and all other required documentation have been received by the ADS Exchange Agent as provided in the Prospectus and this Letter of Transmittal.

BOX 2: SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if Pampa ADSs representing the Offer Share Consideration for the PESA Shares represented by PESA ADSs accepted in the U.S. Exchange Offer, net of applicable Argentine withholding taxes, upon the terms and subject to the conditions set forth in the Prospectus, are to be registered in the name of someone other than the undersigned

☐ Register PESA ADSs to:

Name:
(Please Print)
Address:

(Include Zip Code)

(Tax Identification or Social Security No.) (Please also complete IRS Form W-9, Form W-8BEN or other applicable form, as appropriate)

BOX 3: SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if confirmation of the registration of PESA ADSs representing PESA Shares accepted in the U.S. Exchange is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

☐ Send confirmation of the registration of PESA ADSs to:

Name:
(Please Print)
Address:

(Include Zip Code)
(Tax Identification or Social Security No.) (Please also complete the W-9 or Form W-8BEN or other applicable form, as appropriate)

BOX 4: SPECIAL INSTRUCTIONS FOR PESA ADSs NOT ACCEPTED BECAUSE OF PRORATION

(See Instructions 5, 6 and 7)

To be completed ONLY if PESA ADSs representing PESA Shares validly tendered but not accepted in the U.S. Exchange Offer due to proration, upon the terms and subject to the conditions set forth in the Prospectus, are to be surrendered to JPMorgan Chase Bank N.A., as PESA Depositary, and the underlying PESA Shares are to be withdrawn from the PESA ADS program and delivered to the Argentine Receiving Agent for tender pursuant to the U.S. Cash Tender Offer (for U.S. holders) or the Argentine cash tender offer (for non-U.S. holders), in each case, for cash, payable in Argentine pesos, according to the terms set forth in the Prospectus and the documentation being used in the Argentine Offer. For U.S. holders tendering their PESA Shares underlying their PESA ADSs in the U.S. Cash Tender Offer, such holder must submit to the Argentine Receiving Agent the PESA Share Form of Acceptance. For non-U.S. persons tendering their PESA Shares underlying their PESA ADSs in the Argentine cash tender offer, such holder must submit to the Argentine Receiving Agent the documentation being used in the Argentine Offer.

☐           CHECK HERE TO GIVE THE ADS EXCHANGE AGENT YOUR CONSENT TO INSTRUCT THE PESA DEPOSITARY TO (1) CANCEL THE PESA ADSs THAT ARE VALIDLY TENDERED BUT NOT ACCEPTED IN THE U.S. EXCHANGE OFFER AND (2) DELIVER THE UNDERLYING PESA SHARES TO THE ARGENTINE RECEIVING AGENT FOR TENDER PURSUANT TO THE U.S. CASH TENDER OFFER OR THE ARGENTINE CASH TENDER OFFER, AS APPLICABLE

BOX 5: SPECIAL INSTRUCTIONS FOR ARGENTINE RESIDENT INDIVUDALS
AND ARGENTINE RESIDENT ENTITIES

To be completed ONLY if PESA ADSs representing PESA Shares in the U.S. Exchange Offer are held by an Argentine Resident Individual or an Argentine Resident Entity for Argentine Tax Purposes. If you are an Argentine Resident Individual or an Argentine Resident Entity for Argentine Tax Purposes, in order for the Offer Consideration to not be subject to Argentine withholding taxes, you must (i) send to the Argentine Receiving Agent by the Expiration Date your Constancia de Inscripción AFIP Local and/or your Constancia de CUIL and (ii) provide the following information:

DNI – LE-LC: _________________________________________________________________________________

CUIT / CUIL / CDI: ____________________________________________________________________________

☐           CHECK HERE IF YOU CERTIFY THAT YOU ARE AN ARGENTINE RESIDENT INDIVIDUAL FOR ARGENTINE TAX PURPOSES

☐           CHECK HERE IF YOU CERTIFY THAT YOU ARE AN ARGENTINE RESIDENT ENTITY FOR ARGENTINE TAX PURPOSES(1)

(1) Argentine Resident Entity means Argentine legal entities in general, corporations organized or incorporated under Argentine law, certain traders and intermediaries, local branches of non-Argentine entities, entities included in Section 1 of Argentine Law No. 22,016, certain trusts created in accordance with Argentine law, certain mutual funds, sole proprietorships and individuals carrying on certain commercial activities in Argentina.

SIGN HERE

(Please also complete Form W-9 or Form W-8BEN or other applicable form, as appropriate)

(Signature(s) of All Holder(s))

Dated: _________________________, 2016

(Must be signed by registered holder(s) exactly as name(s) of registered holder(s) appear(s) on PESA ADRs or the PESA Depositary’s register. If signed by person(s) to which the PESA ADSs represented hereby have been assigned or transferred as evidenced by endorsement or stock powers transmitted herewith, the signatures must be guaranteed. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or any other person acting in a fiduciary or representative capacity, please provide the following information. See Instructions 1 and 5.)

Name(s): _____________________________________________________________________________________
_____________________________________________________________________________________________
(Please Print)
Name of Entity: ________________________________________________________________________________
Capacity (full title): _____________________________________________________________________________
Address: _____________________________________________________________________________________
(Include Zip Code)
Telephone Number (including country and area codes): ________________________________________________
Email address: _________________________________________________________________________________
U.S. Taxpayer Identification or Social Security No.: ___________________________________________________

GUARANTEE OF SIGNATURE(S)

(If required, see Instructions 1, 2, 5 and 7)

[Medallion signature/guarantee stamp to be placed here]

INSTRUCTIONS

Forming Part of the Terms and Conditions of the U.S. Offers

1.     Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (which include most commercial banks, savings and loan associations and brokerage houses) that is a participant in good standing in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange Medallion Signature Program (“MSP”) or the Stock Exchanges Medallion Program (“SEMP”) or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each of the foregoing, an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed if (a) this Letter of Transmittal is signed by the registered holder(s) of the PESA ADSs representing PESA Shares tendered herewith and such holder(s) have not completed either Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions” herein, or (b) the PESA ADSs are tendered for the account of an Eligible Institution. See Instruction 5.

2.     Delivery of Letter of Transmittal and PESA ADSs. This Letter of Transmittal is to be completed by PESA ADS holders if PESA ADRs are to be forwarded herewith. An Agent’s Message must be utilized if delivery of PESA ADSs is to be made by book-entry transfer to an account maintained by the ADS Exchange Agent at DTC pursuant to the procedures for book-entry transfer. PESA ADRs evidencing PESA ADSs or confirmation of any book-entry transfer into the ADS Exchange Agent’s account at DTC of PESA ADSs delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or an originally signed facsimile thereof) with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message and any other documents required by this Letter of Transmittal, must be delivered to the ADS Exchange Agent at one of its addresses set forth herein prior to the Expiration Time on the Expiration Date, unless the U.S. Exchange Offer is extended or earlier terminated. If PESA ADRs are forwarded to the ADS Exchange Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal (or an originally signed facsimile thereof) must accompany each such delivery.

The term “Agent’s Message” means a message transmitted by means of DTC to, and received by, the ADS Exchange Agent and forming a part of a book-entry confirmation that states that DTC has received an express acknowledgment from the DTC participant tendering PESA ADSs that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Pampa may enforce such agreement against the participant.

The method of delivery of PESA ADRs and all other required documents is at the sole option and risk of the tendering holders of PESA ADSs. PESA ADRs will be deemed delivered only when actually received by the ADS Exchange Agent. If delivery is by mail, registered mail (with return receipt requested) and proper insurance, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no number of underlying PESA Shares that would represent a fractional PESA ADS will be accepted. By executing this Letter of Transmittal, all tendering PESA ADS holders waive any right to receive any notice of the acceptance of PESA Shares that underlie their PESA ADSs by Pampa.

3.     Inadequate Space. If the space provided herein is inadequate, the serial numbers of the PESA ADRs, the total number of PESA ADSs evidenced by such PESA ADRs, the number of PESA ADSs representing the PESA Shares tendered and any other required information should be listed on a separate signed schedule attached hereto.

4.     Partial Tenders. If fewer than all of the PESA ADSs evidenced by PESA ADRs delivered to the ADS Exchange Agent are to be tendered, fill in the number of PESA ADSs to be tendered in Box 1: “Number of PESA ADSs To Be Tendered.” In such case, new PESA ADRs evidencing the remainder of the PESA ADSs will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in Box 3: “Special Delivery Instructions” on this Letter of Transmittal, as soon as practicable after the date on which such PESA ADSs are accepted in the U.S. Exchange Offer. All the PESA ADSs delivered to the ADS Exchange Agent will be deemed to have been tendered unless otherwise indicated.

5.     Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the PESA ADSs representing PESA Shares tendered hereby, the signature(s) must correspond to the name(s) as written on the face of the PESA ADRs evidencing those PESA ADSs without any alteration or change whatsoever. DO NOT SIGN THE BACK OF THE PESA ADRs.

If any of the PESA ADSs tendered hereby is owned of record by two or more joint holders, all such holders must sign this Letter of Transmittal. If any of the PESA ADSs tendered in the U.S. Exchange Offer is registered in different names on several PESA ADRs, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of PESA ADRs.

If this Letter of Transmittal or any PESA ADRs or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Pampa of their authority to act must be submitted.

If this Letter of Transmittal is signed by the registered holder(s) of the PESA ADSs listed and transmitted hereby, no endorsements of PESA ADRs or separate stock powers are required.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the PESA ADSs tendered hereby, the PESA ADRs evidencing the PESA ADSs must be endorsed or accompanied by appropriate stock powers signed exactly as the name(s) of the registered holder(s) appear(s) on such PESA ADRs. Signatures on such PESA ADRs or stock powers must be guaranteed by an Eligible Institution.

6.     Stock Transfer Taxes. The registered holder(s) of the PESA ADSs listed and transmitted hereby must pay any stock transfer taxes (a) with respect to the transfer of PESA ADSs and the sale of the PESA Shares that underlie such PESA ADSs to Pampa or the holder’s sell order pursuant to the Prospectus and (b) if PESA ADSs not tendered or accepted in the U.S. Exchange Offer is to be registered in the name of any person(s) other than the registered holder(s), with respect to the transfer to such person(s). Any such stock transfer taxes (whether imposed on the registered holder(s) or any other person(s)) will be deducted from the Offer Share Consideration, unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. Except as otherwise provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the PESA ADSs listed and transmitted hereby.

7.     Special Issuance and Delivery Instructions. If the Offer Share Consideration for PESA ADSs accepted in the U.S. Exchange Offer and/or PESA ADRs evidencing PESA ADSs not tendered or accepted in the U.S. Exchange Offer is or are to be issued in the name of a person other than the signatory of this Letter of Transmittal or if such Offer Share Consideration is to be delivered and/or such PESA ADRs are to be returned to a person other than the signatory of this Letter of Transmittal or to an address other than that indicated in Box 1: “Description of PESA ADSs To Be Tendered,” the appropriate Special Delivery Instructions (Box 3) and/or Special Issuance Instructions (Box 2) on this Letter of Transmittal should be completed.

8.     Waiver of Conditions. Pampa, in accordance with the terms set forth in the Prospectus, has reserved the right to waive all or any of the Conditions to the tender offer described in “The Offers—Conditions of the U.S. Offers” in the Prospectus, in whole or in part, on or before the Expiration Time on the Expiration Date or the new Expiration Date, as applicable, to the extent permitted by law.

9.     Requests for Assistance or Additional Copies. Holders of PESA ADSs may use this Letter of Transmittal to tender their PESA ADSs. Holders of PESA Shares may not tender their PESA Shares using this Letter of Transmittal, except insofar as the PESA Shares are represented by PESA ADSs. Questions and requests for assistance or additional copies of the Prospectus or this Letter of Transmittal may be directed to the Information Agent at the addresses and telephone numbers set forth on the back cover of this Letter of Transmittal.

10.  Holders of PESA Shares. This Letter of Transmittal cannot be used to tender PESA Shares, except insofar as the PESA Shares are represented by PESA ADSs. If you hold PESA Shares that are not represented by PESA ADSs and you are a U.S. Person, you can only tender such PESA Shares in the U.S. Offers by following the instructions in “The Offers—Procedures for Participating in the U.S. Offers—Holders of PESA Shares” in the Prospectus. Please refer to the Prospectus for more information and contact the Information Agent with any questions.

11.  Lost, Destroyed or Stolen PESA ADRs. If any PESA ADRs evidencing PESA ADSs have been lost, destroyed, mutilated or stolen, the holder should complete and sign this Letter of Transmittal and return it to the ADS Exchange Agent indicating the number of PESA ADRs that have been lost, destroyed, mutilated or stolen in Box 1: “Description of PESA ADSs To Be Tendered,” or call the Information Agent at +1-888-293-6812 (U.S. toll-free) or +1‑781‑575‑2137 (international), for further instructions as to the steps that must be taken in order to replace the PESA ADRs. This Letter of Transmittal and related documents cannot be processed, and the PESA ADSs evidenced by such PESA ADRs cannot be tendered, until the procedures for replacing lost or destroyed PESA ADRs have been complied with. There will be no guaranteed delivery process available to tender PESA ADSs.

12.  Information Reporting and Backup Withholding. Payments made to holders of PESA ADSs may be subject to information reporting and backup withholding of U.S. federal income tax, currently at a rate of 28%. Certain holders are not subject to these information reporting and backup withholding requirements. To avoid backup withholding, U.S. Holders (as defined in the Prospectus) that do not otherwise establish an exemption should complete and return an Internal Revenue Service (“IRS”) Form W-9, certifying that the U.S. Holder is a U.S. person, that the taxpayer identification number provided is correct, and that the U.S. Holder is not subject to backup withholding. Failure to provide the correct information on the Form W-9 may subject the tendering U.S. Holder to a penalty imposed by the IRS. Holders that are non-U.S. persons may be required to complete and submit an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS W-8 Form, signed under penalties of perjury, attesting to the holder’s foreign status. IRS forms may be obtained from the IRS website, www.irs.gov.

13.  Withdrawal Rights. Tenders of PESA ADSs made pursuant to the U.S. Exchange Offer may be withdrawn at any time on or prior to the Expiration Time on the Expiration Date or the new Expiration Date, as applicable or, thereafter, until such time as Pampa announces that it will pay the Offer Consideration, net of applicable Argentine withholding taxes, upon the terms and subject to the conditions set forth in the Prospectus. Any tender of PESA ADSs will be irrevocable after that time. See “The Offers—Withdrawal Rights” in the Prospectus.

To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the ADS Exchange Agent at its address set forth on the back cover of the Prospectus and must specify the name of the person who tendered PESA ADSs to be withdrawn and the number of PESA ADSs to be withdrawn and the name of the registered holder of PESA ADSs, if different from that of the person who tendered such PESA ADSs. If the PESA ADSs to be withdrawn have been delivered to the ADS Exchange Agent, a signed notice of withdrawal with (except in the case of PESA ADSs tendered by an Eligible Institution) signatures guaranteed by an Eligible Institution must be submitted prior to the release of such PESA ADSs. In addition, such notice must specify, in the case of PESA ADSs tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering holder) and the serial numbers shown on the particular certificates evidencing the PESA ADSs to be withdrawn or, in the case PESA ADSs tendered by book-entry transfer, the name and number of the account at one of the Book-Entry Transfer Facilities to be credited with the withdrawn PESA ADSs. Withdrawals may not be rescinded (without the written consent of Pampa), and PESA ADSs withdrawn will thereafter be deemed not validly tendered for purposes of the U.S. Exchange Offer. However, withdrawn PESA ADSs may be re-tendered by again following one of the procedures described in Section 4 of the Prospectus, at any time prior to the Expiration Time on the Expiration Date or the new Expiration Date, as applicable.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Pampa, in its sole discretion, subject to applicable law, which determination shall be final and binding. None of Pampa, the ADS Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

Important: This Letter of Transmittal, together with the PESA ADRs, or an Agent’s Message (as defined in Instruction 2 herein), together with confirmation of book-entry transfer of PESA ADSs through DTC, and all other required documents, must be received by the ADS Exchange Agent on or prior to the Expiration Time Expiration Date, unless the tender offer is extended.

The Information Agent for the U.S. Offers is:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Telephone: +1-888-293-6812 (U.S. toll-free) / +1-781-575-2137 (international)
E-mail: PetrobrasArgentina@georgeson.com

EXHIBIT 1

Form of Tax Cost Certificate for Individuals

[The Tax Cost Certificate must be received by the Information Agent no later than five business days prior to the Expiration Date]

REPORT OF FACTUAL FINDINGS

To
[Name of Individual]

[Address]

E-mail: []4

Country of birth: []

Country of tax residence: []

Date of birth: []

VOI Number (for holders of PESA ADSs): []

Name of Registered Holder (for registered holders of PESA ADSs): []

We have performed the procedures agreed with you and enumerated below with respect to the amount[s] paid by [Name of Individual], as detailed in the table below, for the acquisition of [Class B Shares (“shares”) or American Depositary Shares (“ADS”)] 1 of Petrobras Argentina S.A. to be presented in the [U.S. Offer to Exchange [shares or ADSs]1 of Petrobras Argentina S.A. for Common Shares or American Depositary Shares of Pampa Energía S.A. / U.S. Cash Tender Offer to Purchase Class B Shares of Petrobras Argentina S.A.] 2. [Name of Individual] is responsible for maintaining the appropriate documentation. Our engagement was undertaken in accordance with the International Standard on Related Services 4400, ‘Engagements to perform agreed-upon procedures regarding financial information’. The procedures were performed solely to assist you in evaluating the validity of the amount[s] paid by [Name of Individual] for the acquisition of shares of Petrobras Argentina S.A. based on the appropriate documentation of [Name of Individual] and are summarized below, together with the findings.

-       We compared the amounts in the table below under the headings “Quantity of shares” and “Amount in currency of payment” to the amount[s] in the [specify supporting documentation, such as invoices, bank statements, brokers’ statements, contracts, etc.] of [Name of Individual] and found the amounts compared to be in agreement.

-       We compared the date[s] in the table below under the heading “Date of acquisition” to the date[s] in the [specify supporting documentation, such as invoices, bank statements, brokers’ statements, contracts, etc.] of [Name of Individual] and found the dates compared to be in agreement.

-       We compared the amounts in the table below under the heading “Exchange rate at acquisition date” to the corresponding buying exchange rate for the date of the transaction as published by the “Banco de la Nación Argentina” and found the amounts compared to be in agreement.

-       We checked the calculation of the product of the amounts in the table below under the heading “Amount in currency of payment” by the amounts in the table below under the heading “Exchange rate at acquisition date” and found the result included in the table below under the heading “Amount in AR$” to be correct.

-       [Other procedures as deemed necessary in the circumstances]

Date of acquisition	Quantity of shares	Amount in currency of payment [specify currency]	Exchange rate at acquisition date [local currency / AR$] [3]	Amount in AR$	Additional information
[Include individual lines for each acquisition]
Total

Because the above procedures do not constitute either an audit or a review made in accordance with International Standards on Auditing, we do not express any assurance on the supporting documentation of [Name of Individual] as at [specify date].

Had we performed additional procedures or had we performed an audit or review of the [financial statements / supporting documentation] in accordance with International Standards on Auditing, other matters might have come to our attention that would have been reported to you.

Our report is solely for the purpose set forth in the first paragraph of this report and for your information and is not to be used for any other purpose or to be distributed to any other parties, other than Pampa Energía S.A. This report relates only to the accounts and items specified above and does not extend to any financial information of [Name of Individual], taken as a whole.

[Name of firm]
[Date]
[Address]

1 Select as appropriate in accordance with the Securities held: Class B Shares or American Depositary Shares

2 Select as appropriate: Exchange Offer or Cash Tender Offer

3 Historical exchange rates should be obtained at www.bna.com.ar.

If the acquisition was made in a currency other than US dollars or Euro, such currency must be translated into US dollars before converting it into Argentine Pesos (“AR$”). The conversion into AR$ shall be made using the “Banco de la Nación Argentina” exchange rate.

4 The withholding certificate will be sent electronically by Pampa Energía to this e-mail address.

EXHIBIT 2

Form of Tax Cost Certificate for Legal Entities

[The Tax Cost Certificate must be received by the Information Agent no later than five business days prior to the Expiration Date]

REPORT OF FACTUAL FINDINGS

To the Management of
[Name of the Company]

[Address]

E-mail: []4

Country of constitution: []

Country of tax residence: []

Date of constitution: []

VOI Number (for holders of PESA ADSs): []

Name of Registered Holder (for registered holders of PESA ADSs): []

We have performed the procedures agreed with you and enumerated below with respect to the amount[s] paid by [Name of the Company] (“the Company”) , as detailed in the table below, for the acquisition of [Class B Shares (“shares”) or American Depositary Shares (“ADS”)] 1 of Petrobras Argentina S.A. to be presented in the [U.S. Offer to Exchange [shares or ADSs]1 of Petrobras Argentina S.A. for Common Shares or American Depositary Shares of Pampa Energía S.A. / U.S. Cash Tender Offer to Purchase Class B Shares of Petrobras Argentina S.A.] 2. The Company’s management is responsible for maintaining the appropriate accounting records. Our engagement was undertaken in accordance with the International Standard on Related Services 4400, ‘Engagements to perform agreed-upon procedures regarding financial information’. The procedures were performed solely to assist you in evaluating the validity of the amount[s] paid by [Name of the Company] for the acquisition of shares of Petrobras Argentina S.A. based on the appropriate documentation and accounting records of the Company and are summarized below, together with the findings.

-       We compared the amounts in the table below under the headings “Quantity of shares” and “Amount in currency of payment” to the amount[s] in the accounting records and [specify supporting documentation, such as invoices, bank statements, brokers’ statements, contracts, etc.] of [Name of the Company] and found the amounts compared to be in agreement.

-       We compared the date[s] in the table below under the heading “Date of acquisition” to the date[s] in the accounting records and [specify supporting documentation, such as invoices, bank statements, brokers’ statements, contracts, etc.] of [Name of the Company] and found the dates compared to be in agreement.

-       We compared the amounts in the table below under the heading “Exchange rate at acquisition date” to the corresponding buying exchange rate for the date of the transaction as published by the “Banco de la Nación Argentina” and found the amounts compared to be in agreement.

-       We checked the calculation of the product of the amounts in the table below under the heading “Amount in currency of payment” by the amounts in the table below under the heading “Exchange rate at acquisition date” and found the result included in the table below under the heading “Amount in AR$” to be correct.

-       [Other procedures as deemed necessary in the circumstances]

Date of acquisition	Quantity of shares	Amount in currency of payment [specify currency]	Exchange rate at acquisition date [local currency / AR$] [3]	Amount in AR$	Additional information
[Include individual lines for each acquisition]
Total

Because the above procedures do not constitute either an audit or a review made in accordance with International Standards on Auditing, we do not express any assurance on the supporting documentation and accounting records of the Company as at [specify date].

Had we performed additional procedures or had we performed an audit or review of the financial statements in accordance with International Standards on Auditing, other matters might have come to our attention that would have been reported to you.

Our report is solely for the purpose set forth in the first paragraph of this report and for your information and is not to be used for any other purpose or to be distributed to any other parties, other than Pampa Energía S.A.. This report relates only to the accounts and items specified above and does not extend to any financial information of [Name of the Company], taken as a whole.

[Name of firm]
[Date]
[Address]

1 Select as appropriate in accordance with the Securities held: Class B Shares or American Depositary Shares

2 Select as appropriate: Exchange Offer or Cash Tender Offer

3 Historical exchange rates should be obtained at www.bna.com.ar.

If the acquisition was made in a currency other than US dollars or Euro, such currency must be translated into US dollars before converting it into Argentine Pesos (“AR$”). The conversion into AR$ shall be made using the “Banco de la Nación Argentina” exchange rate.

4 The withholding certificate will be sent electronically by Pampa Energía to this e-mail address.